UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 21, 2017

Birner Dental Management Services, Inc.

(Exact name of registrant as specified in its charter)

Colorado (State or other jurisdiction of incorporation)	000-23367 (Commission File Number)	84-1307044 (IRS Employer Identification No.)

1777 S. Harrison Street, Suite 1400, Denver, CO	80210
(Address of principal executive offices)	(Zip Code)

(303) 691-0680

Registrant's telephone number, including area code

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.04 Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

On July 21, 2017, Birner Dental Management Services, Inc. (the “Company”) received notice of events of default and acceleration (the “Notice Letter ”) from counsel to Guaranty Bank and Trust Company (the “Lender”) in connection with the Loan and Security Agreement, dated as of March 29, 2016, as amended by four amendments (collectively, the “Loan Agreement”), including the Fourth Amendment to Loan and Security Agreement and Forbearance Agreement dated March 30, 2017 (the "Forbearance Agreement”). Capitalized terms used in this report without definition are defined in the Loan Agreement. The Notice Letter asserts Events of Default resulting from the Company’s failure to produce an EBITDA of at least $870,000 for the second quarter of 2017 and to reduce the dollar amount of the outstanding Term Loan Commitment by at least $500,000 on June 30, 2017. The Notice Letter further asserts, as a result of the foregoing Events of Default, the current applicability of earlier Events of Default to which the Forbearance Agreement applied: (i) the Company’s failure to maintain a Maximum Total Cash Flow Leverage Ratio of not more than 3.I5x as of December 31, 2016; (ii) the Company’s failure to maintain a Fixed Charge Coverage Ratio of at least 1.35 to 1.00 as of December 31, 2016; and (iii) the Company’s failure to produce an EBITDA of at least $650,000 for the fourth quarter of 2016.

The Notice Letter further asserts that the Forbearance Period (as defined in the Forbearance Agreement) has terminated and that the Lender declares its commitments to the Company to be terminated and will charge interest on all Obligations of the Company at the Default Rate effective as of December 31, 2016. In the Notice Letter the Lender also declares all Obligations of the Company to be immediately due and payable and demands payment in full of all Obligations by no later than July 31, 2017. As of July 27, 2017, $9,299,114 was outstanding under the Loan Agreement. The Notice Letter further states that, although the Lender is not presently exercising its other rights and remedies available upon an Event of Default, it reserves its right to do so at any time in its sole discretion.

Under the Loan Agreement and related pledge and security agreements, the Lender has liens and security interests on substantially all of the assets of the Company. The Company has commenced discussions with the Lender regarding a resolution of this matter.

The Loan Agreement and amendments thereto are contained in the reports described below filed with the SEC, and are incorporated herein by reference.

Loan and Security Agreement, dated March 29, 2016, between the Company and Guaranty Bank and Trust Company, incorporated herein by reference to Exhibit 10.47 to the Company’s Annual Report on Form 10-K, as filed with the Securities and Exchange Commission on March 30, 2016.

Amendment to Loan and Security Agreement, dated July 29, 2016, by and between the Company and Guaranty Bank and Trust Company, incorporated herein by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K, as filed with the Securities and Exchange Commission on August 4, 2016.

Second Amendment to Loan and Security Agreement, dated November 14, 2016, between the Company and Guaranty Bank and Trust Company, incorporated herein by reference to Exhibit 10.1 to the Company’s Quarterly Report on Form 10-Q, as filed with the Securities and Exchange Commission on November 14, 2016.

Third Amendment to Loan and Security Agreement, dated December 9, 2016, between the Company and Guaranty Bank and Trust Company, incorporated herein by reference to Exhibit 10.48 to the Company’s Annual Report on Form 10-K, as filed with the Securities and Exchange Commission on March 31, 2017.

Fourth Amendment to Loan and Security Agreement, dated March 30, 2017, between the Company and Guaranty Bank and Trust Company, incorporated herein by reference to Exhibit 10.49 to the Company’s Annual Report on Form 10-K, as filed with the Securities and Exchange Commission on March 31, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Birner Dental Management Services, Inc.

Date:	July 27, 2017	By:	/s/ Dennis N. Genty
Dennis N. Genty
Chief Financial Officer, Secretary and Treasurer